Exhibit 99.1

Contact:
David Plautz
(414) 347-3706
investor.relations@sensient.com

Sensient Technologies Corporation
Reports Results for the Quarter Ended September 30, 2026

MILWAUKEE— October 30, 2026 — Sensient Technologies Corporation (NYSE: SXT), a leading provider of flavors and colors for the food, pharmaceutical, and personal care markets, today reported financial results for the third quarter ended September 30, 2026.

Third Quarter Consolidated Results

•	Reported revenue increased 10.6% to $455.8 million in the third quarter of 2026 versus last year’s third quarter results of $412.1 million. On a local currency basis(1), revenue increased 10.2%.

•
Reported operating income increased 25.5% to $72.4 million compared to $57.7 million recorded in last year’s third quarter. In the third quarter of 2025, the Company recorded $3.3 million of costs related to its Portfolio Optimization Plan versus no costs recorded in the third quarter of 2026. Local currency adjusted operating income(1) and local currency adjusted EBITDA(1) were up 18.6% and 15.4%, respectively, in the third quarter.

•
Reported earnings per share increased 29.9% to $1.13 in the third quarter of 2026 compared to 87 cents in the third quarter of 2025. Local currency adjusted diluted EPS(1) increased 17.7% in the third quarter.

 “Sensient delivered an exceptional third quarter, with results that reflect the strength of our strategy and unwavering focus on our customers.  As we look ahead, I am encouraged by the momentum across our business, the opportunities in our markets, and the investments we are making to support growth.  I remain very confident about our performance in 2026 and beyond,” said Paul Manning, Sensient’s Chairman, President, and Chief Executive Officer.

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Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended September 30, 2026
October 30, 2026
Third Quarter Group Results

	Reported Quarter	Local Currency(1) Quarter
Revenue
Flavors & Extracts	3.5%	3.2%
Color	18.1%	17.0%
Asia Pacific	12.4%	14.8%
Total Revenue	10.6%	10.2%

	Reported Quarter	Local Currency Adjusted(1) Quarter
Operating Income
Flavors & Extracts	8.8%	8.8%
Color	22.0%	21.1%
Asia Pacific	29.6%	32.4%
Total Operating Income	25.5%	18.6%

The Flavors & Extracts Group reported third quarter 2026 revenue of $210.0 million, an increase of $7.0 million versus the prior year’s third quarter. The Group’s revenue increase was driven primarily by higher prices and volume growth. Segment operating income was $30.5 million in the third quarter of 2026, an increase of $2.5 million compared to the prior year’s third quarter.

The Color Group reported revenue of $210.3 million in the third quarter of 2026, an increase of $32.2 million compared to the prior year’s third quarter. The Group’s revenue increase was driven primarily by strong volume growth. Segment operating income was $46.1 million in the third quarter of 2026, an increase of $8.3 million compared to the prior year’s third quarter results.

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended September 30, 2026
October 30, 2026
The Asia Pacific Group reported revenue of $47.3 million in the third quarter of 2026, an increase of $5.2 million compared to the prior year’s third quarter. The Group’s revenue increase was driven by strong volume growth and higher prices across the Group. Segment operating income was $12.4 million in the quarter, an increase of $2.8 million compared to the prior year’s third quarter.

Corporate & Other reported operating expenses were $16.5 million in the third quarter of 2026, compared to $17.6 million of operating expenses reported in the prior year’s third quarter.  Local currency adjusted operating expenses(1) for Corporate & Other increased $2.2 million compared to the prior year’s third quarter. The higher operating expenses were primarily due to higher performance-based compensation costs in the third quarter.

2026 OUTLOOK

Metric	Current Guidance	Prior Guidance

Local Currency Revenue(1)	High Single-Digit to Low Double-Digit Growth	High Single-Digit to Low Double-Digit Growth

Local Currency Adjusted EBITDA(1)	Mid-Teen to High Teen Growth	Mid-Teen to High Teen Growth

Diluted EPS (GAAP)	Between $4.15 and $4.20*	Between $4.10 and $4.20*

Local Currency Adjusted Diluted EPS(1)	Mid-Teen to High Teen Growth	Mid-Teen to High Teen Growth

*Based on current exchange rates, foreign currency impact is expected to be immaterial for the remainder of the year.

The Company’s guidance is based on current conditions and economic and market trends in the markets in which the Company operates and is subject to various risks and uncertainties as described below.

(1)	Please refer to “Reconciliation of Non-GAAP Amounts” at the end of this release for more information regarding our non-GAAP financial measures.

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended September 30, 2026
October 30, 2026
USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include: currency movements, depreciation and amortization, Portfolio Optimization Plan costs, and non-cash share-based compensation. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2026 third quarter financial results at 8:30 a.m. CDT on Friday, October 30, 2026. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through November 6, 2026 by calling (855) 669-9658 and using access code 9910787. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after November 3, 2026.

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Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended September 30, 2026
October 30, 2026
This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including in the quote from our Chairman, President, and Chief Executive Officer and under “2026 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage general business, economic, and capital market conditions, including actions taken by customers in response to such market conditions, and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies, disruptions and delays in the Company’s supply chain, and the conflicts between Russia and Ukraine and in the Middle East; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; the availability and cost of labor, logistics, and transportation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences, changing technologies, and changing regulations; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and Portfolio Optimization Plan; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; the Company’s ability to enhance its innovation efforts and drive cost efficiencies; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.
www.sensient.com

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Sensient Technologies Corporation	Page 6
(In thousands, except percentages and per share amounts)
(Unaudited)
Consolidated Statements of Earnings	Three Months Ended September 30,			Nine Months Ended September 30,

	2026	2025	% Change	2026	2025	% Change

Revenue	$455,841	$412,109	10.6%	$1,353,756	$1,218,664	11.1%

Cost of products sold	290,893	270,767	7.4%	863,321	802,713	7.6%
Selling and administrative expenses	92,499	83,636	10.6%	274,558	247,009	11.2%

Operating income	72,449	57,706	25.5%	215,877	168,942	27.8%
Interest expense	8,345	7,328		24,421	22,060

Earnings before income taxes	64,104	50,378		191,456	146,882
Income taxes	15,760	13,422		47,583	37,877

Net earnings	$48,344	$36,956	30.8%	$143,873	$109,005	32.0%

Earnings per share of common stock:
Basic	$1.14	$0.87		$3.40	$2.58
Diluted	$1.13	$0.87		$3.37	$2.56

Average common shares outstanding:
Basic	42,353	42,248		42,333	42,231
Diluted	42,831	42,665		42,753	42,570

Results by Segment	Three Months Ended September 30,			Nine Months Ended September 30,

Revenue	2026	2025	% Change	2026	2025	% Change

Flavors & Extracts	$209,973	$202,970	3.5%	$624,977	$599,902	4.2%
Color	210,343	178,156	18.1%	624,656	525,188	18.9%
Asia Pacific	47,304	42,082	12.4%	140,148	126,727	10.6%
Intersegment elimination	(11,779)	(11,099)		(36,025)	(33,153)

Consolidated	$455,841	$412,109	10.6%	$1,353,756	$1,218,664	11.1%

Operating Income

Flavors & Extracts	$30,519	$28,038	8.8%	$87,700	$81,533	7.6%
Color	46,054	37,734	22.0%	142,633	111,508	27.9%
Asia Pacific	12,364	9,541	29.6%	34,504	27,926	23.6%
Corporate & Other	(16,488)	(17,607)		(48,960)	(52,025)

Consolidated	$72,449	$57,706	25.5%	$215,877	$168,942	27.8%
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Sensient Technologies Corporation	Page 7
(In thousands)
(Unaudited)

Consolidated Condensed Balance Sheets	September 30,	December 31,
	2026	2025

Cash and cash equivalents	$42,625	$36,533
Trade accounts receivable	373,755	305,380
Inventories	791,096	678,220
Prepaid expenses and other current assets	75,168	59,717
Fixed assets held for sale	-	1,598
Total Current Assets	1,282,644	1,081,448

Goodwill & intangible assets (net)	443,017	449,827
Property, plant, and equipment (net)	606,429	539,296
Other assets	143,742	173,566

Total Assets	$2,475,832	$2,244,137

Trade accounts payable	$187,501	$138,344
Short-term borrowings	257	352
Other current liabilities	135,248	124,887
Total Current Liabilities	323,006	263,583

Long-term debt	790,148	709,232
Accrued employee and retiree benefits	23,733	24,045
Other liabilities	52,220	53,763
Shareholders’ Equity	1,286,725	1,193,514

Total Liabilities and Shareholders’ Equity	$2,475,832	$2,244,137

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Sensient Technologies Corporation	Page 8
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Cash Flows
Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net earnings	$143,873	$109,005
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	47,680	45,890
Share-based compensation expense	13,762	10,584
Net (gain) loss on assets	(39)	166
Portfolio Optimization Plan costs	-	2,107
Deferred income taxes	17,090	3,899
Changes in operating assets and liabilities:
Trade accounts receivable	(71,188)	(19,716)
Inventories	(117,230)	(35,609)
Prepaid expenses and other assets	(10,299)	(9,160)
Trade accounts payable and other accrued expenses	45,089	(10,973)
Accrued salaries, wages, and withholdings	5,962	(9,781)
Income taxes	(1,139)	(5,076)
Other liabilities	1,759	1,927

Net cash provided by operating activities	75,320	83,263

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(105,775)	(57,788)
Proceeds from sale of assets	2,032	397
Acquisition of new business	-	(4,867)
Other investing activities	(536)	1,260

Net cash used in investing activities	(104,279)	(60,998)

Cash flows from financing activities:
Proceeds from additional borrowings	180,065	125,619
Debt payments	(88,310)	(84,662)
Dividends paid	(52,315)	(52,196)
Other financing activities	(4,411)	(2,648)

Net cash provided by (used in) financing activities	35,029	(13,887)

Effect of exchange rate changes on cash and cash equivalents	22	7,665

Net increase in cash and cash equivalents	6,092	16,043
Cash and cash equivalents at beginning of period	36,533	26,626
Cash and cash equivalents at end of period	$42,625	$42,669

Supplemental Information
Nine Months Ended September 30,	2026	2025

Dividends paid per share	$1.23	$1.23

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Sensient Technologies Corporation	Page 9
(In thousands, except percentages and per share amounts)
(Unaudited)
Reconciliation of Non-GAAP Amounts
The Company’s results for the three and nine months ended September 30, 2026 and 2025 include adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which, in each case, exclude Portfolio Optimization Plan costs.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Operating income (GAAP)	$72,449	$57,706	25.5%	$215,877	$168,942	27.8%
Portfolio Optimization Plan costs – Cost of products sold	-	649		-	4,252
Portfolio Optimization Plan costs – Selling and administrative expenses	-	2,674		-	5,274
Adjusted operating income	$72,449	$61,029	18.7%	$215,877	$178,468	21.0%

Net earnings (GAAP)	$48,344	$36,956	30.8%	$143,873	$109,005	32.0%
Portfolio Optimization Plan costs, before tax	-	3,323		-	9,526
Tax impact of Portfolio Optimization Plan costs(1)	-	649		-	(868)
Adjusted net earnings	$48,344	$40,928	18.1%	$143,873	$117,663	22.3%

Diluted earnings per share (GAAP)	$1.13	$0.87	29.9%	$3.37	$2.56	31.6%
Portfolio Optimization Plan costs, net of tax	-	0.09		-	0.20
Adjusted diluted earnings per share	$1.13	$0.96	17.7%	$3.37	$2.76	22.1%

Note: Earnings per share calculations may not foot due to rounding differences.

(1)	Tax impact adjustments were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

Results by Segment	Three Months Ended September 30,
	2026	Adjustments(2)	Adjusted 2026	2025	Adjustments(2)	Adjusted 2025
Operating Income

Flavors & Extracts	$30,519	$-	$30,519	$28,038	$-	$28,038
Color	46,054	-	46,054	37,734	-	37,734
Asia Pacific	12,364	-	12,364	9,541	-	9,541
Corporate & Other	(16,488)	-	(16,488)	(17,607)	3,323	(14,284)

Consolidated	$72,449	$-	$72,449	$57,706	$3,323	$61,029

Results by Segment	Nine Months Ended September 30,
	2026	Adjustments(2)	Adjusted 2026	2025	Adjustments(2)	Adjusted 2025
Operating Income

Flavors & Extracts	$87,700	$-	$87,700	$81,533	$-	$81,533
Color	142,633	-	142,633	111,508	-	111,508
Asia Pacific	34,504	-	34,504	27,926	-	27,926
Corporate & Other	(48,960)	-	(48,960)	(52,025)	9,526	(42,499)

Consolidated	$215,877	$-	$215,877	$168,942	$9,526	$178,468

(2)	Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation	Page 10
(In thousands, except percentages and per share amounts)
(Unaudited)
Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the percentage change in the 2026 results compared to the 2025 results for the corresponding periods.

	Three Months Ended September 30, 2026
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Local Currency Adjusted
Flavors & Extracts	3.5%	0.3%	N/A	3.2%
Color	18.1%	1.1%	N/A	17.0%
Asia Pacific	12.4%	(2.4%)	N/A	14.8%
Total Revenue	10.6%	0.4%	N/A	10.2%

Operating Income
Flavors & Extracts	8.8%	0.0%	0.0%	8.8%
Color	22.0%	0.9%	0.0%	21.1%
Asia Pacific	29.6%	(2.8%)	0.0%	32.4%
Corporate & Other	(6.4%)	0.0%	(21.8%)	15.4%
Total Operating Income	25.5%	0.1%	6.8%	18.6%
Diluted Earnings Per Share	29.9%	0.0%	12.2%	17.7%
Adjusted EBITDA	15.6%	0.2%	N/A	15.4%

	Nine Months Ended September 30, 2026
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Local Currency Adjusted
Flavors & Extracts	4.2%	1.3%	N/A	2.9%
Color	18.9%	3.2%	N/A	15.7%
Asia Pacific	10.6%	0.0%	N/A	10.6%
Total Revenue	11.1%	2.0%	N/A	9.1%

Operating Income
Flavors & Extracts	7.6%	0.9%	0.0%	6.7%
Color	27.9%	3.8%	0.0%	24.1%
Asia Pacific	23.6%	0.0%	0.0%	23.6%
Corporate & Other	(5.9%)	0.0%	(21.1%)	15.2%
Total Operating Income	27.8%	2.9%	6.7%	18.2%
Diluted Earnings Per Share	31.6%	3.1%	9.3%	19.2%
Adjusted EBITDA	18.0%	2.3%	N/A	15.7%

(3)	Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation	Page 11
(In thousands, except percentages)
(Unaudited)
Reconciliation of Non-GAAP Amounts - Continued
The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three months and nine months ended September 30, 2026 and 2025.

	Three Months Ended September 30,			Nine Months Ended September 30,

	2026	2025	% Change	2026	2025	% Change
Operating income (GAAP)	$72,449	$57,706	25.5%	$215,877	$168,942	27.8%
Depreciation and amortization	16,252	15,556		47,680	45,890
Share-based compensation expense	4,382	3,945		13,762	10,584
Portfolio Optimization Plan costs, before tax	-	3,323		-	9,526
Adjusted EBITDA	$93,083	$80,530	15.6%	$277,319	$234,942	18.0%

The following table summarizes the reconciliation between Debt (GAAP) and Net Debt, and Operating Income (GAAP) and Credit Adjusted EBITDA for the trailing twelve months ended September 30, 2026 and 2025.

	September 30,
Debt	2026		2025
Short-term borrowings	$257		$777
Long-term debt	790,148		711,177
Credit Agreement adjustments(4)	(24,933)		(27,992)
Net Debt	$765,472		$683,962

Operating income (GAAP)	$254,063		$210,938
Depreciation and amortization	62,888		61,034
Share-based compensation expense	17,124		13,688
Portfolio Optimization Plan costs, before tax	6,280		10,382
Other non-operating gains(5)	(1,071)		(495)
Credit Adjusted EBITDA	$339,284		$295,547

Net Debt to Credit Adjusted EBITDA	2.3	x	2.3	x

(4)	Adjustments include cash and cash equivalents, as described in the Company’s Fourth Amended and Restated Credit Agreement (Credit Agreement), and certain letters of credit and hedge contracts.
(5)
Adjustments consist of certain financing transaction costs, certain non-financing interest items, and gains and losses related to certain non-cash, non-operating, and/or non-recurring items as described in the Credit Agreement.

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.